Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of CoreLogic, Inc. of our report dated June 22, 2009 relating to the financial statements of the First Advantage Corporation 401(k) Savings Plan, which appears in First Advantage Corporation’s Annual Report on Form 11-K filed for the year ended December 31, 2008.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

June 1, 2010